UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 02/19/2009

RACKSPACE HOSTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34143	74-3016523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Walzem Rd. San Antonio, Texas 78218

(Address of principal executive offices, including zip code)

(210) 312-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operation and Financial Condition

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On February 19, 2009, Rackspace Hosting, Inc. issued a press release announcing its financial results for the fourth quarter 2008 and year ended December 31, 2008. A copy of the press release is attached as Exhibit 99.1. Rackspace Hosting, Inc. released certain non-GAAP information in the press release and attached to the press release is a reconciliation to the non-GAAP information.

On February 19, 2009, in connection with the issuance of the press release, Rackspace will hold a conference call to discuss the press release.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Rackspace Hosting, Inc., dated February 19, 2009, reporting financial results for the fourth quarter 2008 and year ended December 31, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date: February 19, 2009	/s/ Bruce R. Knooihuizen
Bruce R. Knooihuizen
Senior Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
EX-99.1	Press Release of Rackspace Hosting, Inc., dated February 19, 2009, reporting financial results for the fourth quarter 2008 and year ended December 31, 2008.